Exhibit 10.5

ASTRANA HEALTH, INC.

2024 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Astrana Health, Inc., a Delaware corporation (together with any successor thereof, the “Company”), pursuant to its 2024 Equity Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) the number of restricted stock units set forth below (individually and collectively referred to as the “RSUs”). The RSUs are subject to all of the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “RSU Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms not specifically defined in this Grant Notice shall have the meanings specified in the Plan and/or RSU Agreement, unless the context clearly indicates otherwise.

Participant:

Grant Date:

Target Number of RSUs:

Vesting Schedule:

Important Notice: ThE RSU Agreement and this grant notice shall be void, AND THE RSUS SHALL BE FOrFEITED AUTOMATICALLY, if THis grant notice has not been SIGNED by Participant and returned to the Company within 30 days after the Grant Date provided above.

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By signing below, Participant agrees to be bound by the terms and conditions of the Plan, the RSU Agreement and this Grant Notice. Participant has reviewed the RSU Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the RSU Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company and the Committee (as defined in the Plan) upon any questions arising under the Plan, this Grant Notice or the RSU Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Grant Notice effective as of the Grant Date set forth above.

ASTRANA HEALTH, INC.	PARTICIPANT

By:	By:
Name:	Name:
Title:

EXHIBIT A

TO RESTRICTED STOCK UNIT GRANT NOTICE

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Agreement (this “Agreement”) is attached, Astrana Health, Inc., a Delaware corporation (together with any successor thereof, the “Company”), has granted certain restricted stock units (the “RSUs”) to Participant under the Company’s 2024 Equity Incentive Plan, as amended from time to time (the “Plan”) as indicated in the Grant Notice.

1. General.

1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and/or the Grant Notice, unless the context clearly indicates otherwise.

1.2 Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement or the Grant Notice, the terms of the Plan shall control.

2. Grant.

2.1 Grant of RSUs. In consideration of Participant’s employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Participant the RSUs, upon the terms and conditions set forth in the Plan, the Grant Notice and this Agreement, subject to adjustments as provided in Article 16 of the Plan. Each RSU represents the contingent right to receive one Share and shall at all times be equal to the value of one Share.

2.2 Consideration to the Company. In consideration of the grant of the RSUs by the Company, Participant agrees to render faithful and efficient services to the Company or a Subsidiary. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

3. Vesting, Restrictions, Settlement and Etc.

3.1 Vesting. Subject to the terms and conditions of the Plan, the RSUs shall vest at such times and subject to such conditions as are set forth in the Grant Notice; provided, however, that no RSUs that are unvested as of the date of Participant’s termination of employment or service for any reason, with or without cause (including, but not limited to, death, disability or retirement), shall thereafter become vested, except as may be otherwise provided by the Committee or as set forth in a written agreement between the Company and Participant. Notwithstanding any provision of this Agreement to the contrary, in the event of a Change of Control, the treatment of the RSUs will be governed by any applicable provisions of Section 21 of the Plan.

3.2 Restrictions. Participant shall have no right to sell, assign, transfer, pledge or otherwise encumber RSUs in any manner. Any purported attempt to sell, assign, transfer, pledge or otherwise encumber any RSUs under this Agreement shall be void and shall result in the forfeiture and cancellation of such RSUs. Upon Participant’s termination of employment or service for any reason, with or without cause (including, but not limited to, death, disability or retirement), any RSUs that are unvested as of the date of such termination of employment or service (and whose vesting is not accelerated pursuant to this Agreement or the Plan) shall be forfeited, and Participant shall have no further rights with respect to such RSUs under this Agreement or otherwise.

3.3 Settlement. The RSUs shall be registered in book entry in the name of Participant until they have vested in accordance with this Agreement. Upon vesting of any of the RSUs, the Company shall deliver the corresponding number of Shares to Participant within 30 days following the date on which such RSUs vested. Upon such delivery to Participant, such Shares will not be subject to any restrictions other than those that may arise under the securities laws or the Company’s policies.

3.4 Tax Withholding. To the extent the Company or any Subsidiary is required to withhold any federal, state, local, foreign or other taxes in connection with the delivery of Shares under this Agreement, then the Company or Subsidiary (as applicable) shall retain a number of Shares otherwise deliverable hereunder with a value equal to the required withholding (based on the Fair Market Value per Share on the applicable date); provided, however, that in no event shall the value of the Shares retained exceed maximum statutory tax rates in the applicable taxing jurisdictions. Notwithstanding the foregoing, to the extent authorized by the Committee, the Participant may be permitted to elect, in accordance with procedures adopted by the Company from time to time, to pay or provide for payment of any required tax withholding. To the extent that the Company or any Subsidiary is required to withhold any federal, state, local, foreign or other taxes at any time other than upon delivery of Shares under this Agreement, the Company, in its discretion may (a) require Participant to pay or provide for payment of the required tax withholding, or (b) satisfy the required tax withholding by deduction from any amount of compensation otherwise payable in cash to Grantee (including any cash dividend equivalent payments pursuant to Section 3.6 of this Agreement).

3.5 No Stockholder Rights. Participant shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in the Shares underlying the RSUs unless and until such Shares have been delivered to Participant in accordance with Section 3.3. The obligations of the Company pursuant to this Agreement are merely that of an unfunded and unsecured promise of the Company to deliver Shares (and cash dividend equivalents, if any, pursuant to Section 3.6 hereof) in the future and subject to the terms and conditions of this Agreement, and the rights of Participant hereunder are no greater than those of an unsecured general creditor. No Company assets shall be held or set aside as security for the Company’s obligations pursuant to this Agreement.

3.6 Dividend Equivalents. From and after the Grant Date and until the earlier of (a) the time when the Shares underlying the vested RSUs (if any) are delivered to Participant in accordance with this Agreement, or (b) the time that the RSUs are forfeited in accordance with this Agreement, on each date, if any, that the Company pays a cash dividend to holders of its Shares generally, the Company will credit Participant’s account hereunder with the right to receive a cash amount equal to the product of (x) the dollar amount of the cash dividend paid per Share to stockholders on such date multiplied by (y) the total number of unpaid RSUs credited to Participant’s account under this Agreement as of such date. Subject to and conditioned upon the vesting of the underlying RSUs, the aggregate amount of any such dividend equivalents credited to Participant’s account hereunder shall be paid to Participant in cash (without interest), at the same time and in the same proportion that the Shares underlying any vested RSUs are delivered to Participant, and the Participant’s right to receive any such dividend equivalents shall be automatically and correspondingly forfeited to the extent that the RSUs are forfeited pursuant to the terms of this Agreement and the Plan.

3.7 Compensation Recovery Policy. The RSUs and any Shares that may be delivered pursuant to this Agreement are subject to forfeiture or repayment as may be provided pursuant to the Company’s Compensation Recovery Policy (or any successor compensation recovery policy), as in effect from time to time.

4. Other Provisions.

4.1 Administration. The Committee shall have the power to interpret the Plan, the Grant Notice and this Agreement, and to establish, amend or waive such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final, binding and conclusive upon Participant, the Company and all other interested parties, including, but not limited to, Subsidiaries, stockholders, Directors, Consultants, Employees, other Plan participants, and any of their estates and beneficiaries.

4.2 Adjustments Upon Specified Events. The Committee may accelerate the vesting of all or a portion the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.3 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company (or any other person or entity as designated by the Committee) at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 4.3, either party may hereafter designate a different address for notices to be given to that party. A notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.4 Titles and Headings. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.5 Governing Law. The laws of the State of Delaware, without reference to any conflict of law principles thereof, shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement.

4.6 Conformity to Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, the Exchange Act and the Code, and any and all regulations and rules promulgated thereunder, state securities laws and regulations and all other applicable law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted and shall be administered, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.7 Section 409A of the Code. The Award of RSUs evidenced by this Agreement is intended to be exempt from, or to comply with, the requirements of Section 409A of the Code, and this Agreement shall be interpreted and administered in accordance with such intent. Accordingly, solely to the extent necessary to comply with the requirements of Section 409A of the Code: (a) the termination of Participant’s employment or other service shall be interpreted to mean the Participant’s “separation from service” within the meaning of Section 409A of the Code; (b) if Participant is a “specified employee” (as determined by the Company in accordance with Section 409A of the Code), settlement of any vested RSUs (and payment of any related dividend equivalents) as a result of Participant’s separation from service shall be delayed until the first business day that is at least six months after the date of Participant’s separation from service or, if earlier, the date of Participant’s death; and (c) a Change of Control shall be interpreted to mean an event that qualifies as both a “Change of Control” as defined in the Plan and a “change in control event” within the meaning of Section 409A of the Code and Treasury Regulation §1.409A-3(i)(5). Notwithstanding the foregoing, the tax treatment of the RSUs is not warranted or guaranteed. Neither the Company and its Subsidiaries, nor their respective affiliates, directors, officers, employees and advisers shall be held liable for any taxes, interest, penalties or other monetary amounts that may owed by the Participant or other taxpayer as a result of the Award of RSUs or this Agreement.

4.8 Amendments, Suspension and Termination. To the extent permitted by the Plan, the Grant Notice and this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided, however, that except as may otherwise be provided by the Plan or Section 4.6 of this Agreement, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.

4.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

4.10 Not a Contract of Employment. Nothing in this Agreement, the Grant Notice or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries or affiliates.

4.11 Relation to Other Benefits. Any economic or other benefit to Participant under this Agreement or the Plan shall not be taken into account in determining any benefits to which Participant may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its Subsidiaries or affiliates, except as expressly provided in writing in such other plan’s governing instrument.

4.12 Data Privacy. In order to administer the Plan, the Company may process personal data about Participant. Such data includes, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about Participant such as home address and business addresses and other contact information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. Participant hereby gives explicit consent to the Company to process any such personal data. Participant also gives explicit consent to the Company to transfer any such personal data outside the country in which Participant works or is employed, including, if Participant is not a U.S. resident, to the United States, to transferees that shall include the Company and other persons who are designated by the Company to administer the Plan.

4.13 Electronic Delivery. Participant hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver, including, but not limited to, the Plan document, Plan Summary and Prospectus, grant or award notifications, account statements, annual and quarterly reports, and all other forms of communications (“Prospectus Information”) in connection with this and any other Award made or offered under the Plan. Participant has the right at any time to request that the Company deliver written copies of any and all Prospectus Information at no charge. Participant also hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such Prospectus Information that the Company may elect to deliver and agrees that Participant’s electronic response or signature is the same as, and shall have the same force and effect as, Participant’s manual signature.

4.14 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any Exhibits to any of the foregoing) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

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